UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 29, 2019

(Date of the earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices) (Zip Code)

661-723-7723

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On May 1, 2019, the Nominating Committee of Simulation Plus, Inc.’s (the “Company”) Board of Directors (the “Board”) nominated Dr. Lisa LaVange to the Board. The Board unanimously voted to appoint Dr. LaVange to join the Board effective May 1, 2019. She will hold this position until the next annual meeting of the Company’s shareholders or until her successor is elected and qualified, subject to her earlier resignation or removal.

Dr. LaVange was chosen for her extensive expertise with biostatistics and experience with academia, commercial organizations, and government regulators, including a senior position at the U.S. Food and Drug Administration (FDA).

Dr. LaVange is expected to be named as Chairman of the Compensation Committee and a member of the Audit Committee as well as the Nominating Committee of the Board.

There is no arrangement or understanding between Dr. LaVange and any other person pursuant to which Dr. LaVange was selected as a director of the Company. Other than the Company’s formal plan for compensating its directors for their services, whereby each independent director receives $2,500 per meeting of the Board attended, annual stock grants valuing $49,000, and an annual stipend of $11,000, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Dr. LaVange in connection with her election to the Board, nor are there any grants or awards made to Dr. LaVange in connection therewith. Dr. LaVange is not a participant in, nor is she to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Resignation of Director

On April 29, 2019, Dr. Thaddeus H. Grasela, resigned as a director from the Company, effective as of April 29, 2019.

Item 7.01	Regulation FD Disclosure

On May 1, 2019, the Company announced the appointment of Dr. LaVange to the Board. A copy of the press release issued by the Company announcing Dr. LaVange’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Current Report shall not be deemed an admission as to the materiality of any information in this report on Current Report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

This Current Report, including the disclosures set forth herein, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms "anticipates," "expects," "estimates," "believes" and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

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Forward-looking statements in this Current Report or hereafter, including in other publicly available documents filed with the Securities and Exchange Commission (the "Commission"), reports to the shareholders of Simulations Plus, Inc., a California corporation (the "Company" or "us," "our" or "we") and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

99.1	Press release issued on May 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

May 1, 2019	By:	/s/ Shawn O’Connor
Shawn O’Connor Chief Executive Officer

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